As filed with the Securities and Exchange Commission on April 22, 1998
                                                   Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

             ------------------------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

             ------------------------------------------------------
                            THREE-FIVE SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)

             ------------------------------------------------------


                 Delaware                                   86-0654102
       ----------------------------                      ----------------
       (State or Other Jurisdiction                      (I.R.S. Employer
     of Incorporation or Organization)                Identification Number)

                             1600 North Desert Drive
                              Tempe, Arizona 85281
               (Address of Principal Executive Offices)(Zip Code)

             ------------------------------------------------------
                            THREE-FIVE SYSTEMS, INC.
                           1998 Directors' Stock Plan
                             1998 Stock Option Plan
                            (Full Title of the Plans)

             ------------------------------------------------------
                                David R. Buchanan
                        Chairman of the Board, President,
                           and Chief Executive Officer
                            THREE-FIVE SYSTEMS, INC.
                  1600 North Desert Drive, Tempe, Arizona 85281
                                 (602) 389-8600
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

             ------------------------------------------------------

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                  Proposed maximum         Proposed maximum
      Title of Securities to be             Amount to be         Offering price per       aggregate offering          Amount of
              Registered                    registered(1)             share(2)                  price             registration fee
------------------------------------------------------------------------------------------------------------------------------------
             Common Stock                    20,000 Shares            $19.8125                $    396,250         $    116.89
             Common Stock                   300,000 Shares            $19.8125                   5,943,750            1,753.41
                                            --------------                                       ---------            --------
                Total                       320,000 Shares                                    $  6,340,000         $  1,870.30
====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1998 Directors' Stock Plan and the 1998 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Three-Five Systems, Inc.
(2) Calculated for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, using the average of the high and low sales prices for the Common Stock of Three-Five Systems, Inc. on April 17, 1998, as reported on the New York Stock Exchange.

                                     PART II

               Information Required in the Registration Statement

Item 3.           Incorporation of Documents by Reference
                  ---------------------------------------

                  Three-Five Systems, Inc. (the "Company") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the latest prospectus filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the document referred to in (a) above; and

         (c) The description of the Company's Capital Stock contained in the Company's Registration Statement on Form 8-A (File No. 1-4373) filed with the Commission on December 21, 1994 and declared effective on December 28, 1994.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities
                  -------------------------

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel
                  --------------------------------------

                  The firm of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, Phoenix, Arizona, has acted as counsel for the Company in the preparation of this Registration Statement. As of April 20, 1998, certain members of such firm beneficially owned a total of 14,250 shares of the Company's Common Stock. In addition, Michelle Buchanan, who practices in the firm's environmental law group, is the spouse of Jeffrey D. Buchanan, who is an executive officer of the Company.

Item 6.           Indemnification of Directors and Officers
                  -----------------------------------------

                  The Company's Restated Certificate of Incorporation (the "Restated Certificate") provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption or limitation of liability is not permitted under the Delaware General Corporation Law (the "Delaware GCL"). Under the Delaware GCL, directors may be held liable for any breach of the directors' duty of loyalty to the Company of its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, in respect of certain unlawful dividend payments or stock purchases, or for any transaction from which the director derived an improper personal benefit. The effect of this provision in the Restated Certificate is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages from a director for breach of the fiduciary duty of care as a director (including
                                      II.1
breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. In addition, the Restated Certificate provides that any repeal or modification of this provision by the Company's stockholders will not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a directors' duty of care.

                  The Company's Restated Certificate requires the Company to indemnify its directors, officers and certain other representatives of the Company against expenses and certain other liabilities arising out of their conduct on behalf of the Company to the maximum extent and under all circumstances permitted by law. In addition, the Bylaws of the Company provide more particularly that directors and officers of the Company shall be indemnified against expenses and certain other liabilities arising out of legal actions brought or threatened against them for their conduct on behalf of the Company, provided that each such person acted in good faith and in a manner he reasonably believed was in or not opposed to the Company's best interests. Indemnification by the Company is available in a criminal action only if such person also had no reasonable cause to believe that his conduct was unlawful. In the case of an action by or in the right of the Company, indemnification is available if such person acted in good faith and in a manner that he reasonably believed was in or not opposed to the Company's best interests, except as regards a person adjudged to be liable to the Company, unless a court shall determine that such person is fairly and reasonably entitled to indemnity for certain expenses. Indemnification is not available with respect to proceedings, claims, or actions initiated or brought voluntarily by an officer or director against the Company.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.           Exemption from Registration Claimed
                  -----------------------------------

                  Not applicable.

Item 8.           Exhibits
                  --------

Exhibit
Number     Exhibit
------     -------

5 Opinion and consent of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association
10.w       1998 Stock Option Plan
10.x       1998 Directors' Stock Plan
23.1       Consent of Independent Public Accountants - Arthur Andersen LLP
23.2 Consent of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A. is contained in Exhibit 5
24         Power  of  Attorney  (included  on page  II.4  of  this  Registration
           Statement)
                                      II.2

Item 9.           Undertakings
                  ------------

                  A.  The undersigned registrant hereby undertakes:

                       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       (3)  To   remove   from   registration   by  means  of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                                      II.3

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on this 21st day of April, 1998.

                            THREE-FIVE SYSTEMS, INC.


                            By: /s/David R. Buchanan
                                ----------------------------------------------
                                David R. Buchanan, Chairman of the Board,
                                President, and Chief Executive Officer
                                (Principal Executive Officer)

                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, David R. Buchanan and Jeffrey D. Buchanan and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

            Signature                                    Position                                 Date
            ---------                                    --------                                 ----

/s/David R. Buchanan                        Chairman of the Board, President,               April 21, 1998
-------------------------------------       and Chief Executive Officer
David R. Buchanan                           (Principal Executive Officer)

/s/Jeffrey D. Buchanan                      Vice President - Finance, Administration,       April 21, 1998
-------------------------------------       Legal; Chief Financial Officer; Secretary;
Jeffrey D. Buchanan                         and Treasurer (Principal Financial and
                                            Accounting Officer)

/s/David C. Malmberg                        Director                                        April 21, 1998
-------------------------------------
David C. Malmberg

/s/Burton E. McGillivray                    Director                                        April 21, 1998
-------------------------------------
Burton E. McGillivray

/s/Gary R. Long                             Director                                        April 21, 1998
-------------------------------------
Gary R. Long

/s/Kenneth M. Julien                        Director                                        April 21, 1998
-------------------------------------
Kenneth M. Julien

                                      II.4